CUSIP No. 419352-10-9                                        Page 25 of 25 Pages

                                                                      EXHIBIT 11

                          [On Haven Bancorp Letterhead]

September 22, 1999


VIA FACSIMILE and
FIRST CLASS MAIL

PL Capital, LLC
323 Main Street
Chatham, New Jersey 07928

Attention:  Messrs. Lashley and Palmer

Gentlemen:

Thank you for your letter of September 7, 1999. Please be assured that we are aware of our duties as directors and will carry them out accordingly.

Sincerely,

Board of Directors of Haven Bancorp, Inc.


By:  /s/ Robert M. Sprotte                  /s/ Michael Levine
         Robert M. Sprotte                      Michael Levine


     /s/ George S. Worgul                   /s/ Msgr. Thomas Hartman
         George S. Worgul                       Msgr. Thomas Hartman


     /s/ Michael Fitzpatrick
         Michael Fitzpatrick



615 Merrick Avenue
Westbury, NY 11590